Exhibit 99.1

H. HUFFMAN & CO., A LIMITED PARTNERSHIP & THE BUFFALO CO., A LIMITED PARTNERSHIP

Abbreviated Combined Financial Statements for the Year Ended December 31, 2018 and as of March 29, 2019

TABLE OF CONTENTS

Index to abbreviated combined financial statements:

Report of Independent Certified Public Accountants	1

Combined Statement of Assets Acquired and Liabilities Assumed as of March 29, 2019	2

Combined Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2018	3

Notes to the Abbreviated Combined Financial Statements	4

 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General Partner and Unitholders

Dorchester Minerals, L.P.

We have audited the accompanying abbreviated combined financial statements of H. Huffman & Co., A Limited Partnership, and The Buffalo Co., A Limited Partnership, (collectively, the “Sellers”) subject to the Contribution and Exchange Agreement with Dorchester Minerals, L.P. (the “Partnership”), which comprise the statement of assets acquired and liabilities assumed as of March 29, 2019, and the statement of revenues and direct operating expenses for the year ended December 31, 2018, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these abbreviated combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of abbreviated combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these abbreviated combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the abbreviated combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated combined financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed from the Sellers subject to the Contribution and Exchange Agreement with the Partnership, as of March 29, 2019, and the revenues and direct operating expenses for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 1, Basis of Presentation, to the abbreviated combined financial statements, which describes that the abbreviated combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X and are not intended to be a complete presentation of assets, liabilities, revenues and expenses of the Sellers. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Dallas, Texas

April 29, 2019

H. HUFFMAN & CO., A LIMITED PARTNERSHIP & THE BUFFALO CO., A LIMITED PARTNERSHIP

Combined Statement of Assets Acquired and Liabilities Assumed

As of March 29, 2019

 (Dollars in thousands)

Assets acquired
Current assets:
Cash and cash equivalents	$1,169
Accounts receivable	1,127
Other current assets	90
Total current assets	2,386

Oil and natural gas properties	41,603

Operating lease right-of-use asset	261
Investments in partnerships and other companies	1,088
Total assets acquired	$45,338

Liabilities assumed
Current liabilities:
Accrued expenses	$268
Operating lease liability, current	118
Total current liabilities	386

Asset retirement obligations	985
Operating lease liability	143
Total liabilities assumed	$1,514

Commitment and contingencies

Net assets acquired	$43,824

The accompanying notes are an integral part of these abbreviated combined financial statements.

H. HUFFMAN & CO., A LIMITED PARTNERSHIP & THE BUFFALO CO., A LIMITED PARTNERSHIP

Combined Statement of Revenues and Direct Operating Expenses

Year Ended December 31, 2018

(Dollars in thousands)

Revenues
Oil and natural gas revenue	$8,729
Lease bonus and other income	150
Total revenues	8,879

Direct operating expenses
Lease operating expense	1,709
Production taxes	559
Total direct operating expenses	2,268

Revenues in excess of direct operating expenses	$6,611

The accompanying notes are an integral part of these abbreviated combined financial statements.

H. HUFFMAN & CO., A LIMITED PARTNERSHIP & THE BUFFALO CO., A LIMITED PARTNERSHIP

Notes to the Abbreviated Combined Financial Statements

(Dollars in thousands)

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On March 29, 2019, Dorchester Minerals, L.P. (the “Partnership”) entered into a Contribution and Exchange Agreement with H. Huffman & Co., A Limited Partnership, an Oklahoma limited partnership (“HHC”), The Buffalo Co., A Limited Partnership, an Oklahoma limited partnership (“TBC” and together with HHC, the “Acquired Entities” or “Sellers”), Huffman Oil Co., L.L.C., an Oklahoma limited liability company (“HOC”), and the equity holders of the Acquired Entities (the “Contributors”), the terms and conditions of which provide for (a) HHC to contribute and convey to the Partnership (i) a 96.97% net profits interest in certain working interests in various oil and gas properties owned by HHC (the “HHC Working Interests”) and (ii) all of the minerals and royalty interests held by HHC in exchange for 1,968,000 common units representing limited partner interests in the Partnership (“Common Units”) and (b) TBC to contribute and convey to the Partnership all of the minerals and royalty interests held by TBC in exchange for 432,000 Common Units (the transactions described in the foregoing clauses (a) and (b) referred to herein as the “Contribution and Exchange” and the Contribution and Exchange Agreement referred to herein, as amended, as the “Contribution and Exchange Agreement”).

Basis of Presentation

The accompanying abbreviated combined financial statements, which comprise the combined statement of assets acquired and liabilities assumed and the combined statement of revenues and direct operating expenses, were prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) under Rule 3-05 of Regulation S-X for inclusion in an amendment to the Form 8-K filed by Dorchester on April 3, 2019, and are not intended to be a complete presentation of the financial statements of the Acquired Entities and are not necessarily indicative of the financial position or results of operations of the Acquired Entities  on a stand-alone basis, nor are they intended to provide an indication of how the Acquired Entities will perform in the future.

The statement of assets acquired and liabilities assumed include only the specific assets and liabilities related to the Acquired Entities that were identified in the Contribution and Exchange Agreement as of the acquisition date, and represents the allocation of fair value at the acquisition date.

Revenue that is directly related to the Acquired Entities is reflected in the accompanying abbreviated combined financial statements. The direct operating expenses of the Acquired Entities presented in these abbreviated combined financial statements are lease operating expenses, production expenses and other costs that are directly attributed to the Acquired Entities.

Principles of Combination

H. Huffman & Co., and The Buffalo Co., are affiliated through common ownership and common management. All intercompany transactions have been eliminated in combination.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of these abbreviated combined financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein. Critical estimates include determining the fair value of assets acquired and liabilities assumed.

The estimates used to determine the revenues and direct operating expenses include, but are not limited to, accrued oil and gas revenues and expenses. The estimates used to determine the fair value of the assets and liabilities include, but are not limited to, oil and natural gas reserves, accrued oil and gas revenues and expenses, investments in partnerships, and asset retirement obligation. Several of the estimates and assumptions management is required to make relate to matters that are inherently uncertain as they pertain to future events.  Management bases estimates on historical experience and other assumptions believed to be reasonable under the circumstances and evaluates these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenues from oil and gas properties are recorded under the cash receipts approach as directly received from the remitters’ statement accompanying the revenue check. Since the revenue checks are generally received two to four months after the production month, the Acquired Entities accrue for revenue earned but not received by estimating production volumes and product prices. Taxes assessed by governmental authorities on oil and natural gas sales are presented separately from such revenues and included in production tax expense in the combined statement of revenues and direct operating expenses.

Revenues from lease bonus payments are recorded upon receipt. The lease bonus is separate from the lease itself and is recognized as revenue to the Acquired Entities upon receipt of payment. The Acquired Entities generate lease bonus revenue by leasing their mineral interests to exploration and production companies. A lease agreement represents the Acquired Entity’s contract with a lessee and generally transfers the rights to develop oil or natural gas, grants the Acquired Entities a right to a specified royalty interest, and requires that drilling and completion operations commence within a specified time period.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses third party operators charge the Acquired Entities’ working interests. The direct operating expenses include lease operating, transportation, ad valorem and production taxes.

Concentration of Credit Risk

The Sellers maintain cash balances in bank accounts that can exceed Federal Deposit Insurance Corporation insured limits.  The Sellers have not experienced any losses related to this cash concentration.

Investments in Partnerships and Other Companies

As of March 29, 2019, the Acquired Entities have ownership in two tax partnerships formed for construction and development of oil and gas assets, which represents 9.08% and 5.25% equity interests in partnerships.

Accrued Expenses

Accrued expenses are comprised of the following:

Ad valorem taxes	$24
Lease operating expenses	173
Capital expenditures	71
$268

Fair Value Measurements

The Sellers’s assets acquired and liabilities assumed have been recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures.  ASC 820-10 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date.  ASC 820-10 requires a three level hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of the inputs used in the valuation of such items at the measurement date based on the lowest level of input that is significant to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed, measured and reported at fair value, are classified and disclosed in one of the following categories based on inputs:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not active and financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The fair value of the acquired cash and cash equivalents, accounts receivable and other current assets and the fair value of the assumed accrued expenses approximated their carrying value at the acquisition date. Oil and natural gas properties, investments in partnerships, right of use asset, asset retirement obligations, and operating lease liability were valued using Level 3 inputs. The significant inputs used to calculate such assets and liabilities include estimates of revenues, costs to be incurred, the credit-adjusted risk-free rate, inflation rate, and estimated dates of abandonment.

Oil and Natural Gas Properties

The oil and natural gas properties on the abbreviated combined statement of assets acquired and liabilities assumed represent the allocation of fair value of the proved oil and natural gas properties.

Asset Retirement Obligation

Under US GAAP an asset retirement obligation is recognized for legal obligations associated with the retirement of the working interest in oil and natural gas assets.  Oil and natural gas producing companies incur such a liability upon acquiring or drilling a well.  An asset retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties in the accompanying combined statements of assets and liabilities acquired which is allocated to expense over the useful life of the asset.

3.	Commitments and Contingencies

 Contingencies

The Acquired Entities are currently not involved in any litigation arising outside the ordinary course of business. The Partnership has been indemnified, by the Sellers, for potential, unknown contingencies that occurred prior to March 29, 2019.

 Risks and Uncertainties

The Acquired Entities’ revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, each of which depends on numerous factors beyond the Acquired Entities’ control such as overall oil and natural gas production and inventories in relevant markets, economic conditions, the global political environment, regulatory developments and competition from other energy sources. Oil and natural gas prices historically have been volatile, and may be subject to significant fluctuations in the future.

Leases

The Acquired Entities had an operating lease for their corporate office that was not terminated prior to the close of the Contribution and Exchange Agreement. The lease has a remaining term of 2.3 years, discounted at 5 percent.

Remaining minimum lease payments as of March 29, 2019 are as follows:

For the year ending
2019	$89
2020	119
2021	69
Total lease payment	277
Less imputed interest	16
Total	$261

The March 29, 2019 combined statement of assets acquired and liabilities assumed reflects the adoption of ASC 842, Leases.

4.	Subsequent Events

The Acquired Entities settled litigation and received payment in April 2019. The Acquired Entities policy is to not record a gain contingency until it is certain the payment will be realized. This realization was not reached until the payment was received in April 2019.

Management has evaluated subsequent events through April 29, 2019, the date the abbreviated combined financial statements were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the financial statements.

Supplemental reserve information (Unaudited)

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and natural gas and the standardized measure thereof for the year ended December 31, 2018 attributable to the Sellers’ interest. All of the reserves are located in the United States. The following table sets forth certain information with respect to the reserves attributable to the Sellers’ interest for 2018. The reserve disclosures are based on reserve studies generally prepared in accordance with the guidelines established by the SEC.

In accordance with U.S. GAAP and Securities and Exchange Commission rules and regulations, the following information is presented with regard to the oil and natural gas reserves, which are proved, developed and located in the United States. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves. The standardized measure, in management's opinion, should be examined with caution. The basis for these disclosures are petroleum engineers’ reserve studies which contain imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Changes in production costs  may  result in significant revisions to previous estimates of proved reserves and their future value. Therefore, the standardized measure is not necessarily a best estimate of the fair value of oil and natural gas properties or of future net cash flows.

Estimated quantities of oil and natural gas reserves

The following table sets forth certain data pertaining to the Sellers’ interest’s proved reserves for the year ended on December 31, 2018:

Year Ended December 31, 2018	Natural Gas (MMcf)	Oil (MBbl)
Estimated quantity, beginning of year	5,787	955
Revisions	37	42
Production	(528)	(127)

Estimated quantity, end of year	5,296	870

Standardized Measure of Discounted Future Net Cash Flows

The Standard Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved oil and natural gas reserves is presented below:

(Dollars in thousands)
Year Ended December 31, 2018	Pretax Amount
Future estimated gross revenues	$64,421
Future production costs	(8,583)
Future estimated net revenues	55,838
10% annual discount for estimated timing of cash flows	(30,999)

Standardized measure of discounted future estimated net cash flows	$24,839

Changes in Standardized Measures

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated:

(Dollars in Thousands)	December 31, 2018
Standardized measure, beginning of year	$23,370
Sales of oil and natural gas produced, net of production costs	(6,461)
Net change in prices and production costs	5,338
Revisions of previous quantity estimates	1,122
Accretion of discount	2,337
Change in production rate and other	(867)
Standardized measure, end of year	$24,839